UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2021

JMP Group LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36802 (Commission File Number)	47-1632931 (IRS Employer Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(415) 835-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange
JMP Group LLC 6.875% Senior Notes due 2029	JMPNZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 8, 2021, JMP Group LLC (“JMP”, or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Citizens Financial Group, Inc. (“Citizens”), and Jolt Acquisition LLC (“Merger Subsidiary”).

Pursuant to the Merger Agreement, following the satisfaction or waiver of each of the applicable conditions set forth in the Merger Agreement, Merger Subsidiary merged with and into JMP (the “Merger”), with JMP surviving as a wholly owned subsidiary of Citizens (the “Surviving Company”). Pursuant to the terms of the Merger Agreement, the Merger was consummated on November 15, 2021.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding common share representing limited liability company interests of JMP (“Common Shares”) was converted into the right to receive cash consideration of $7.50 (the “Merger Consideration”), or an aggregate amount of approximately $149 million in cash.

Each outstanding option to purchase JMP Common Shares under JMP’s Equity Investment Plan (the “Stock Plan”), whether vested or unvested, was converted into an option to purchase a number of shares of common stock of Citizens, equal to the product of the total number of Common Shares subject to such option immediately prior to the Effective Time, multiplied by the per share Merger Consideration divided by the volume weighted average of the closing sale prices per share of Citizens common stock on the New York Stock Exchange as reported in the New York City edition of the Wall Street Journal on each of the five full consecutive trading days ending on and including the third business day prior to the closing date (the “Equity Award Exchange Ratio”).  The exercise price per share equals the exercise price per share of the Common Shares subject to such JMP option immediately prior to the Effective Time, divided by the Equity Award Exchange Ratio. At the Effective Time, each JMP restricted stock unit, whether vested or unvested (“RSU”), was converted into an RSU award representing the right to receive the number of denominated shares of Citizens equal to the product of the total number of Common Shares subject to such JMP RSU award immediately prior to the Effective Time multiplied by the Equity Award Exchange Ratio.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2021 and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On November 15, 2021, in connection with the completion of the Merger, the Company notified The New York Stock Exchange (“NYSE”) of the completion of the Merger and requested that NYSE delist the Common Shares of the Company and file with the SEC a notification of removal from listing on Form 25 to report that the Common Shares of the Company will no longer be listed on NYSE. Trading of the Common Shares of the Company on NYSE was suspended prior to the opening of trading on November 16, 2021.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and under Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of the Common Shares of the Company immediately prior to such time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth under the Introductory Note and under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the completion of the Merger and at the Effective Time, a change of control of the Company occurred, Merger Subsidiary has been merged with and into the Company, with the Company continuing as the Surviving Company, and the Company has become a wholly owned subsidiary of Citizens.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, and effective as of the Effective Time, each member of the board of directors of the Company (the “Board”), except Mark L. Lehmann, resigned from the Board. The members of the Board immediately prior to the Effective Time were Joseph A. Jolson, Craig R. Johnson, Carter D. Mack, Mark L. Lehmann, Glenn H. Tongue, Kenneth M. Karmin, H. Mark Lunenburg, Staci A. Slaughter and Jonathan M. Orszag.

From and after the Effective Time, until the earlier of their death, resignation, incapacity or removal or until successors are duly elected or appointed and qualified, (i) Don McCree, Ted Swimmer, Jim Childs, Greg Suchy, Gary Aswad, Mark Lehmann, Thomas Wright, Gavin Slader and Jonathan Dever shall be the directors of the Surviving Company and (ii) except as noted in the following paragraph, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company.

On November 15, 2021, Joseph Jolson announced that he would be leaving as Chairman and Chief Executive Officer of the Company, effective as of the Effective Time and the board of directors of the Surviving Company appointed Mark L. Lehmann as Chief Executive Officer of the Surviving Company.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Citizens Financial Group, Inc., Jolt Acquisition LLC and JMP Group LLC, dated as of September 8, 2021 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on September 10, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: November 15, 2021	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Counsel & Secretary